Exhibit 99.1

     Pursuant to Rule 13d-1(f)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

                                        VALARIAN ASSOCIATES



                                        By: /s/ Arthur E. Hall
                                           Arthur E. Hall, General Partner


                                        HALLCO, INC.



                                        By: /s/ Arthur E. Hall
                                           Arthur E. Hall, President



                                        /s/ Arthur E. Hall
                                        Arthur E. Hall, Trustee of the
                                        A. E. HALL & CO. MONEY PURCHASE
                                          PLAN



                                        /s/ Arthur E. Hall
                                        Arthur E. Hall, Trustee of the
                                        JOANNE GINN HALL TRUST



                                        /s/ Arthur E. Hall
                                        Joanne G. Hall, Trustee of the
                                        JOANNE GINN HALL TRUST



                                        /s/ Arthur E. Hall
                                        ARTHUR E. HALL



                                        /s/ Joanne G. Hall
                                        JOANNE G. HALL